Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-109980 on Form N-1A of our report dated May 22, 2025, relating to the financial statements and financial highlights of BATS: Securitized Total Return Series (formerly known as “BATS: Series A Portfolio”), BATS: Corporate Credit Total Return Series (formerly known as “BATS: Series C Portfolio”), BATS: High Income Municipal Series (formerly known as “BATS: Series E Portfolio”), BATS: Mortgage Total Return Series (formerly known as “BATS: Series M Portfolio”), BATS: Interest Rate Hedge Series (formerly known as “BATS: Series P Portfolio”), BATS: Short Duration Taxable Total Return Series (formerly known as “BATS: Series S Portfolio”) and BATS: Short Term Municipal Income Series (formerly known as “BATS: Series V Portfolio”) (the “Funds”), appearing in Form N-CSR of the Funds for the year ended March 31, 2025, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts

October 1, 2025